Exhibit 99.33

LETTER AGREEMENT

This letter agreement (this “Letter Agreement”) is made on 21 August, 2024 between:

1.	Mr. Sheng Chen, citizen of the PRC with ID Card No.;

2.	GenTao Capital Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

3.	Fast Horse Technology Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

4.	Sunrise Corporate Holding Ltd., a business company with limited liability incorporated under the Laws of British Virgin Islands;

5.	Personal Group Limited, a business company with limited liability incorporated under the Laws of British Virgin Islands;

6.	Success Flow International Investment Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands; and

7.	Choice Faith Group Holdings Limited, a BVI Business Company incorporated under the Laws of the British Virgin Islands.

WHEREAS, the Parties entered into the Voting and Consortium agreement dated November 16, 2023, as supplemented by a supplemental agreement dated December 28, 2023 (the “Voting and Consortium Agreement”). The Parties agreed to confirm the commencement of the Voting Term (as defined in the Voting and Consortium Agreement) as set out in this Letter Agreement.

IT IS HEREBY AGREED:

1.	Capitalized terms used but not defined in this Letter Agreement shall have the meanings given to them in the Voting and Consortium Agreement.

2.	A Triggering Event occurred on 21 August 2024 when the Company entered into Overseas Business Expansion Strategic Cooperation Agreement with LERETECH (HONGKONG) CO., LIMITED. Pursuant to clause 1.1 of the Voting and Consortium Agreement, the Voting Term became effective concurrently therewith.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Letter Agreement on the date first above written

SHENG CHEN

/s/ SHENG CHEN

GENTAO CAPITAL LIMITED	FAST HORSE TECHNOLOGY LIMITED

/s/ Sheng CHEN	/s/ Sheng CHEN
Name: Sheng CHEN	Name: Sheng CHEN
Title: Director	Title: Director

SUNRISE CORPORATE HOLDING LTD.	PERSONAL GROUP LIMITED

/s/ Sheng CHEN	/s/ Sheng CHEN
Name: Sheng CHEN	Name: Sheng CHEN
Title: Director	Title: Director

SUCCESS FLOW INTERNATIONAL INVESTMENT LIMITED	CHOICE FAITH GROUP HOLDINGS LIMITED

/s/ Liu Yao	/s/ Liu Yao
Name:	Name:
Title:	Title: